EXHIBIT 99.1

Standard Form of Agreement Between Owner and Construction Manager

Final

AGREEMENT
made as of the Twenty-third day of July in the year of Two Thousand and Four
(In words, indicate day, month and year)

BETWEEN the Owner:

(Name and address)

United Therapeutics Corporation
1110 Spring Street
Silver Spring, MD 20910

and the Construction Manager:

Turner Construction Company
3865 Wilson Boulevard, Suite 300
Arlington, VA 22203

The Project is:

Renovations to existing facilities and construction of new facilities located in Silver Spring, Maryland, as more fully described on Exhibit A attached hereto.

The Architect is:

Schick Goldstein Architects, P.C.
1506 19th Street, N.W.
Washington, DC 20036

The Owner and Construction Manager agree as set forth below:

TABLE OF CONTENTS

ARTICLE 1 GENERAL PROVISIONS
§ 1.1 Relationship of the Parties
§ 1.2 General Conditions
ARTICLE 2 CONSTRUCTION MANAGER’S RESPONSIBILITIES
§ 2.1 Preconstruction Phase
§ 2.2 Guaranteed Maximum Price Proposal and Contract Time
§ 2.3 Construction Phase
§ 2.4 Professional Services
§ 2.5 Hazardous Materials
ARTICLE 3 OWNER’S RESPONSIBILITIES
§ 3.1 Information and Services
§ 3.2 Owner’s Designated Representative
§ 3.3 Architect
§ 3.4 Legal Requirements
ARTICLE 4 COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES
§ 4.1 Compensation
§ 4.2 Payments
ARTICLE 5 COMPENSATION FOR CONSTRUCTION PHASE SERVICES
§ 5.1 Compensation
§ 5.2 Guaranteed Maximum Price
§ 5.3 Changes in the Work
ARTICLE 6 COST OF THE WORK FOR CONSTRUCTION PHASE
§ 6.1 Costs to Be Reimbursed
§ 6.2 Costs Not to Be Reimbursed
§ 6.3 Discounts, Rebates and Refunds
§ 6.4 Accounting Records
ARTICLE 7 CONSTRUCTION PHASE
§ 7.1 Progress Payments
§ 7.2 Final Payment
ARTICLE 8 INSURANCE AND BONDS
§ 8.1 Insurance Required of the Construction Manager
§ 8.2 Insurance Required of the Owner
§ 8.3 Performance Bond and Payment Bond
ARTICLE 9 MISCELLANEOUS PROVISIONS
§ 9.1 Dispute Resolution
§ 9.2 Other Provisions
ARTICLE 10 TERMINATION OR SUSPENSION
§ 10.1 Termination Prior to Establishing Guaranteed Maximum Price
§ 10.2 Termination Subsequent to Establishing Guaranteed Maximum Price
§ 10.3 Suspension
ARTICLE 11 OTHER CONDITIONS AND SERVICES

ARTICLE 1   GENERAL PROVISIONS

§ 1.1 RELATIONSHIP OF PARTIES

The Construction Manager accepts the relationship of trust and confidence established with the Owner by this Agreement, and covenants with the Owner to furnish the Construction Manager’s reasonable skill and judgment and to cooperate with the Architect in furthering the interests of the Owner. The Construction Manager shall furnish construction administration and management services and use the Construction Manager’s best efforts to perform the Project in an expeditious and economical manner consistent with the interests of the Owner. The Owner shall endeavor to promote harmony and cooperation among the Owner, Architect, Construction Manager and other persons or entities employed by the Owner for the Project. Owner and Construction Manager hereby acknowledge that Owner has engaged Stranix Associates, Inc. to serve as “Project Manager” for the Project. All notices and copies to be forwarded to the Project Manager shall be sent to Stranix Associates, LLC, c/o John Stranix, MCI Center, 601 F Street, NW, Washington, DC 20004. The scope of authority of the Project Manager to act on behalf of the Owner is set forth on Exhibit D attached hereto.

§ 1.2 GENERAL CONDITIONS

The General Conditions of the contract shall be the AIA® Document A201™—1997, General Conditions of the Contract for Construction, as amended for this Project, which is incorporated herein by reference as Exhibit K. The term “Contractor” as used in AIA Document A201™—1997 shall mean the Construction Manager. The term “Contract Sum” as used in the General Conditions shall mean “Guaranteed Maximum Price”.

ARTICLE 2   CONSTRUCTION MANAGER’S RESPONSIBILITIES

The Construction Manager shall perform the services described in this Article. The services to be provided under Sections 2.1 and 2.2 constitute the Preconstruction Phase services. If the Owner and Construction Manager agree, after consultation with the Architect, the Construction Phase may commence before the Preconstruction Phase is completed, in which case both phases will proceed concurrently. The Construction Manager has provided the Owner with a list setting forth the names, resumes, relevant experience, type of services to be performed and term of assignment of all personnel who shall perform the Work, and who are at a level of superintendent or above, which is attached hereto as Exhibit F. None of such personnel shall be removed from the Project without the Owner’s prior written consent (except in the case of the termination, resignation or other departure of such personnel from the employ of the Construction Manager), which consent shall not be unreasonably withheld, or unless the Owner so directs, and the Owner shall have the authority to approve any replacement. Exhibit F shall be updated to reflect approved changes.

§ 2.1 PRECONSTRUCTION PHASE

§ 2.1.1 PRELIMINARY EVALUATION

The Construction Manager shall provide a preliminary evaluation of the Owner’s program and the Project budget requirements, each in terms of the other.

§ 2.1.2 CONSULTATION

The Construction Manager with the Architect shall jointly schedule and attend bi-weekly meetings with the Owner. The Construction Manager shall consult with the Owner and Architect regarding site use and improvements and the selection of materials, building systems and equipment. The Construction Manager shall provide recommendations on construction feasibility; actions designed to minimize adverse effects of labor or material shortages; time requirements for procurement, installation and construction completion; and factors related to construction cost, including estimates of alternative designs or materials, preliminary budgets and possible economies.

§ 2.1.3 PRELIMINARY PROJECT SCHEDULE

The Construction Manager hereby acknowledges the preliminary Project Schedule prepared by the Owner and the Project Manager, a copy of which is attached hereto as Exhibit E, and agrees that all schedules prepared by the Construction Manager shall be consistent therewith, except as otherwise approved by the Owner in its sole discretion. When updates to the Project Schedule are approved by the Owner, such updates shall replace the then current Project Schedule set forth in Exhibit E. The Construction Manager, in connection with the Owner and the Project Manager, shall periodically update,  the Project Schedule for the Architect’s review and the Owner’s approval. The Construction Manager shall obtain the Owner’s and the Architect’s approval to any change to the portion of the Project Schedule relating to the performance of the Architect’s services. The Construction Manager shall coordinate and integrate the Project Schedule with the services and activities of the Owner, the Project Manager, Architect and Construction Manager. As design proceeds, the Project Schedule shall be updated (not less than monthly) to indicate proposed activity sequences and durations, milestone dates for receipt and approval of pertinent information, submittal of a Control Budget and Guaranteed Maximum Price proposal (each as defined below), preparation and processing of shop drawings and samples, delivery of materials or equipment requiring long-lead-time procurement, Owner’s occupancy requirements showing portions of the Project having occupancy priority, and proposed date of Substantial Completion. If  Project Schedule updates indicate that the previously approved Project Schedules may not be met, the Construction Manager shall make appropriate recommendations to the Owner and Architect.

§ 2.1.4 PHASED CONSTRUCTION

The Construction Manager, in cooperation with the Project Manager, shall make recommendations to the Owner and Architect regarding the phased issuance of Drawings and Specifications to facilitate phased construction of the Work, if such phased construction is appropriate for the Project, taking into consideration such factors as economies, time of performance, overall coordination of the Work, trade jurisdictions, availability of labor and materials, and provisions for temporary facilities.

§ 2.1.5 PRELIMINARY COST ESTIMATES

§ 2.1.5.1   Based on the Project requirements and the Owner’s program (“Owner’s Program”), the Construction Manager shall prepare, for the review of the Architect and approval of the Owner, a preliminary cost estimate utilizing area, building type, volume and similar conceptual estimating techniques as appropriate.

§ 2.1.5.2   When Schematic Design Documents have been prepared by the Architect and approved by the Owner, the Construction Manager shall prepare, for the review of the Architect and approval of the Owner, a more detailed estimate with supporting data. During the preparation of the Design Development Documents, the Construction Manager shall update and refine this estimate at appropriate intervals agreed to by the Owner, Architect and Construction Manager.

§ 2.1.5.3   Attached hereto as Exhibit G is a budget for the Work (the “Control Budget”). During the preparation of the Construction Documents, the Construction Manager shall update and refine this estimate at least monthly, or as otherwise reasonably requested by the Owner or the Project Manager. In addition, the Construction Manager shall make formal detailed presentations to Owner, Architect and Project Manager and update the Control Budget for each of the base building work and tenant work when (1) the Design Development Documents are complete, and (2) substantially all subcontractor bids have been received by the Construction Manager. Such presentations shall include a detailed explanation of the basis for the Control Budget, including, but not limited to, any allowances included therein, constructability review and value engineering alternatives. After the Design Development Phase, the Construction Manager shall review proposed design refinements for their impact on the Control Budget and shall recommend alternative construction materials, systems, or sequences if required to maintain the Control Budget and preliminary Project Schedule, or otherwise desirable. The Construction Manager shall regularly meet with the Architect, the Project Manager and the Owner to evaluate and make recommendations on the following:  (1) site use and improvements, (2) impact of Owner-requested modifications, if any, (3) building materials and mechanical and electrical systems selection, (4) construction feasibility, (5) time factors for procurement, installation and construction completion, (6) factors influencing construction cost and possible economies, and (7) alternative designs and other “value engineering” suggestions. After the Design Development Phase, the Construction Manager shall provide “value engineering” services consisting of a review of the cost, quality and schedule influences of proposed building materials, systems and construction methods relative to design objectives in order to identify options for obtaining optimal values for the Owner. Particular factors evaluated shall include, but not be limited to, overall construction cost, initial vs. life-cycle cost, alternative materials and methods of construction, impacts on related trades and building systems, major cost variables and risks, impact on local manpower and schedule, local availability of systems, materials, and equipment, ability of components to interact with other building components, no overlap in sub-pricing or specifications, regulatory considerations, and environmental impact. The Owner acknowledges that the Construction Manager is in no way providing professional services which constitute the practice of architecture or engineering, except to the extent the scope of Work includes design-build services.

§ 2.1.5.4   If any  revised Control Budget for the Work exceeds the Cost of Work indicated in previous submissions of the Control Budget, the Construction Manager shall make appropriate recommendations to the Owner, the Project Manager and Architect, and a new Control Budget shall be developed based on any accepted recommendations, except as otherwise approved in writing by Owner..

§ 2.1.6 SUBCONTRACTORS AND SUPPLIERS

The Construction Manager shall canvass the market to determine bidding interest, and shall carry out an active program to develop subcontractor interest in bidding on the Project and shall furnish to the Owner and Architect for their information a list of possible subcontractors, including suppliers who are to furnish materials or equipment fabricated to a special design, from whom proposals will be requested for each principal portion of the Work. If interest is lacking among potential subcontractors and it appears that competition will be inadequate, the Construction Manager shall, upon the Owner’s request, identify possible reasons and/or recommend possible strategies for expanding the competition. The Architect will promptly reply in writing to the Construction Manager if the Architect or Owner know of any objection to such subcontractor or supplier. The receipt of such list shall not require the Owner or Architect to investigate the qualifications of proposed subcontractors or suppliers, nor shall it waive the right of the Owner or Architect later to object to or reject any proposed subcontractor or supplier. The Construction Manager shall timely conduct a market study to determine the local market area labor conditions that may affect the Project in sufficient time for the design team to incorporate the results of the survey into the working drawings.

§ 2.1.6.1   The Construction Manager shall prepare and submit to the Owner a procurement schedule.

§ 2.1.6.2   The Construction Manager shall draft all invitations or solicitations to bid for the Work, and shall assemble the solicitation packages with the Owner’s prior written approval. The Construction Manager shall ensure that the drawings and specifications included in the bid packages are complete and up to date, and shall include an appropriate subcontract form approved by the owner for inclusion in the solicitation. The Construction Manager shall ensure that the final solicitation package includes all accepted comments, changes, and corrections from the final design review.

§ 2.1.6.3   The Owner and the Project Manager will review and the Owner will endeavor to approve in writing five (5) pre-qualified bidders (but not less than three [3]) for each package. In the event that the Construction manager intends to perform any of the Work with its own forces, the Construction Manager shall notify the Owner and the Project Manager of such desire to self-perform such portion of the Work. Upon the Owner’s approval, the Construction Manager shall be deemed a pre-qualified bidder for such portion of the Work. The Construction Manager shall only be entitled to self-perform Work if it can demonstrate to the Owner that such Work will be performed on terms and conditions at least equal to those which would apply in a fully competitive bid environment.

§ 2.1.6.4   The Construction Manager shall review all accepted bids for completeness, responsiveness, scope overlaps and omissions, prepare a record of bidding and a detailed bid analysis, and recommend to the Owner, Project Manager and Architect Subcontractors, separate contractors, and materialmen necessary and sufficient to provide a completed and fully operational Project in accordance with the Contract Documents and the Control Budget. At least three (3) responsive bids must be received from qualified and responsible Subcontractors in each trade. The Owner and the Project Manager reserve the right to be present during the subcontractor bid and clarification process, and shall have the right to review all bids. The Construction Manager shall review all Subcontractors’ proposed substitutions for suitability and cost effectiveness, and shall make corresponding recommendations to the Owner. The Construction Manager shall work closely with the Owner and the Project Manager to identify potential areas of cost savings that can be achieved, and shall negotiate all final subcontracts in the Owner’s best interests.

§ 2.1.7 LONG-LEAD-TIME ITEMS

The Construction Manager shall recommend to the Owner and Architect a schedule for procurement of long-lead-time items which will constitute part of the Work as required to meet the Project schedule. The Construction Manager shall expedite the procurement and delivery of long-lead-time items. The Owner shall approve in writing the procurement of long lead time items by the Construction Manager prior to the issuance of a Notice to Proceed.

§ 2.1.8 EXTENT OF RESPONSIBILITY

The Construction Manager does not warrant or guarantee estimates and schedules except as may be included as part of the Project Schedule or Guaranteed Maximum Price. The recommendations and advice of the Construction Manager concerning design alternatives shall be subject to the review and approval in writing of the Owner, the Project Manager and the Owner’s professional consultants. It is not the Construction Manager’s responsibility to ascertain that the Drawings and Specifications are in accordance with applicable laws, statutes, ordinances, building codes, rules and regulations. However, if the Construction Manager recognizes that portions of the Drawings and Specifications are at variance therewith, the Construction Manager shall promptly notify the Architect and Owner in writing.

§ 2.1.9 EQUAL EMPLOYMENT OPPORTUNITY AND AFFIRMATIVE ACTION

The Construction Manager shall comply with applicable laws, regulations and special requirements of the Contract Documents regarding equal employment opportunity and affirmative action programs.

§ 2.1.10 DESIGN REVIEW

Without limiting the responsibilities of the Architect, the Construction Manager shall assist the Owner, Architect and Project Manager during the design phase by assisting with the coordination of design development, performing design constructability reviews, assisting with problem resolution, performing schedule control, identifying conflicts and keeping the Owner apprised of the design status at all times. Constructability reviews shall include, without limitation, review of the Contract Documents to discover any non-constructable or impractical construction details, or conflicts between the trades.

§ 2.1.11 REVIEW OF SUBMITTALS

The Construction Manager shall review all project team submittals for constructability and/or errors, omissions, and accuracy. In addition, the Construction Manager shall participate in Project reviews as reasonably requested by the Owner, and review as reasonably requested by the Owner, and review Construction Documents as they are developed, and when they are ready for printing. The Construction Manager shall provide written comments on all design submittals within ten (10) days after submittal.

§ 2.1.12 COST CONTROL AND REPORTING

During the pre-construction phase, the Construction Manager shall monitor regularly the Control Budget for the Project, including construction, general conditions and fees, and any other Project-associated costs. The Construction Manager shall advise the Owner’s designated representative immediately whenever a cost category estimate is tending to exceed funds budgeted. All cost control and reporting is to be based on data developed independently by the Construction Manager, separate from that of the Architect.

§ 2.1.13 COORDINATION OF CONTRACT DOCUMENTS

In addition to the foregoing, the Construction Manager shall review the Architect’s drawings and specifications at (a) completion of Design Development Documents, (b) completion of documents necessary to obtain a building permit (“Permit Documents”, and (c) completion of Construction Documents for constructability, and conformance with the assumptions of the budget and the Guaranteed Maximum Price, when established, and recommend alternate solutions when the design as developed affects schedule or construction feasibility.

§ 2.1.14 REPORTING REQUIREMENTS

The Construction Manager shall prepare and maintain a Change Estimate Log, Change Order Log, Cost-to-Complete Budget, and Cost Status Report, a Contract Document s Log and a Shop Drawing/Submittal Log (each to be reviewed on a monthly basis). In addition, the Construction Manager shall prepare a Request for Information (RFI) Log and Open Issues and Nonconforming Issues Log each to be reviewed at weekly meetings with the Project Manager and Owner.

§ 2.2 GUARANTEED MAXIMUM PRICE PROPOSAL AND CONTRACT TIME

§ 2.2.1   On the date set forth on the Project Schedule, Construction Manager shall present to the Owner, the Architect and the Project Manager for their review and written approval a Guaranteed Maximum Price, which shall be the sum of (a) the estimated Cost of the Work, which will include line items for “General Conditions Costs” and “Contingency” no greater than the amounts set forth for such items on Exhibit G; and (b) the Construction Manager’s Fee, as set forth on Exhibit G. In no event shall the Guaranteed Maximum Price be greater than the Control Budget, as such Control Budget may have been revised in accordance with the written approval of the Owner.

2.2.2   The Guaranteed Maximum Price is not intended to include changes in scope not consistent with the scope of the Work described in or reasonably inferable from the Contract Documents on which the Guaranteed Maximum Price is based.

§ 2.2.4 BASIS OF GUARANTEED MAXIMUM PRICE

The Construction Manager shall include with the Guaranteed Maximum Price proposal a written statement of its basis, which shall include:

.1                A list of the Drawings and Specifications, including all addenda thereto and the Conditions of the Contract, which were used in preparation of the Guaranteed Maximum Price proposal.

.2                A list of allowances and a statement of their basis.

.3                A list of the clarifications and assumptions made by the Construction Manager in the preparation of the Guaranteed Maximum Price proposal to supplement the information contained in the Drawings and Specifications.

.4                The proposed Guaranteed Maximum Price, including a statement of the estimated cost organized by trade categories, allowances, contingency, and other items and the Fee that comprise the Guaranteed Maximum Price.

.5                The Date of Substantial Completion upon which the proposed Guaranteed Maximum Price is based, and a schedule of the Construction Documents issuance dates upon which the date of Substantial Completion is based, which shall be consistent with the Project Schedule attached hereto as Exhibit E, or as otherwise approved in writing by Owner.

§ 2.2.5   The Construction Manager shall meet with the Owner, the Project Manager and Architect to review the Guaranteed Maximum Price proposal and the written statement of its basis. In the event that the Owner, the Project Manager or Architect discover any inconsistencies or inaccuracies in the information presented, they shall promptly notify the Construction Manager, who shall make appropriate adjustments to such Guaranteed Maximum Price proposal, its basis, or both.

§ 2.2.6   Unless the Owner accepts the Guaranteed Maximum Price proposal in writing on or before the date specified in the proposal for such acceptance and so notifies the Construction Manager, such Guaranteed Maximum Price proposal shall not be effective without written acceptance by the Construction Manager.

§ 2.2.7   Prior to the Owner’s acceptance of the Construction Manager’s Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, the Construction Manager shall not incur any cost to be reimbursed as part of the Cost of the Work, except as the Owner may specifically authorize in writing.

§ 2.2.8   The Guaranteed Maximum Price and its basis are set forth in Exhibit G attached hereto. . The Guaranteed Maximum Price shall be subject to additions and deductions by a change in the Work as provided in the Contract Documents, and the Date of Substantial Completion shall be subject to adjustment as provided in the Contract Documents.

§ 2.2.9   The Owner shall authorize and cause the Architect to revise the Drawings and Specifications to the extent necessary to reflect the agreed-upon assumptions and clarifications contained inExhibit G. Such revised Drawings and Specifications shall be furnished to the Construction Manager in accordance with schedules agreed to by the Owner, Architect and Construction Manager. The Construction Manager shall promptly notify the Architect and Owner if such revised Drawings and Specifications are inconsistent with the agreed-upon assumptions and clarifications.

§ 2.2.10   The Guaranteed Maximum Price shall include in the Cost of the Work only those taxes which are enacted at the time the Guaranteed Maximum Price is established.

§ 2.3 CONSTRUCTION PHASE

§ 2.3.1 GENERAL

§ 2.3.1.1   The Construction Phase shall commence on the earlier of:

(1)         the Owner’s acceptance of the Construction Manager’s Guaranteed Maximum Price proposal and issuance of a Notice to Proceed, or

(2)         the Owner’s first authorization to the Construction Manager to:

(a)           award a subcontract, or

(b)          undertake construction Work with the Construction Manager’s own forces, or

(c)           issue a purchase order for materials or equipment required for the Work.

2.3.1.2 SCHEDULE

Simultaneously with the submission of the Guaranteed Maximum Price, Construction Manager shall submit to Owner, Architect and Project Manager a proposed Project Schedule for written approval by the Owner. Such proposed Project Schedule shall be prepared in accordance with Paragraph 3.10 of AIA Document 301. Such Project Schedule shall conform with the Project Schedule set forth as Exhibit E hereto. The Construction Manager shall achieve Substantial Completion and final completion of the Work within the Project Schedule, and amendments thereto, approved in writing by the Owner. Upon approval by the Owner, the most recent Project Schedule shall replace the then current Project Schedule contained in Exhibit E.

2.3.1.3 NOTICE TO PROCEED

The Notice to Proceed shall specify the scope of Work to be performed by the Construction Manager thereunder.

2.3.1.4 LIQUIDATED DAMAGES

The parties acknowledge that it is extremely difficult to ascertain with accuracy at the time of execution of this Agreement the extent of the actual damages that the Owner would suffer as a result of any delay in achieving Substantial Completion of the Work by the date set forth in Exhibit E, as such date may be amended by the terms of the Contract Documents. Therefore, in the event the Construction Manager does not achieve Substantial Completion of the Work within the Contract Time (as defined in the General Conditions), as such Contract Time is adjusted pursuant to the provisions of the Contract Documents, the Construction Manager shall pay the Owner, as liquidated damages and not as a penalty, the following sums for each day the actual date of Substantial Completion of the Work exceeds the authorized Contract Time such:

First 30 days of delay:	$5,000 per day
Next 30 days of delay:	$7,500 per day

Liquidated damages shall be the Owner’s remedy for delay in lieu of actual damages.

§ 2.3.2 ADMINISTRATION

§ 2.3.2.1   After the Guaranteed Maximum Price has been established and a specific bidder among those whose bids are delivered by the Construction Manager to the Owner, Project Manager and Architect (1) is recommended to the Owner by the Construction Manager; (2) is qualified to perform that portion of the Work; and (3) has submitted a bid which conforms to the requirements of the Contract Documents without reservations or exceptions, but the Owner requires that another bid be accepted, then the Construction Manager may require that a change in the Work be issued to adjust the Contract Time and the Guaranteed Maximum Price by the difference between the bid of the person or entity recommended to the Owner by the Construction Manager and the amount of the subcontract or other agreement actually signed with the person or entity designated by the Owner.

§ 2.3.2.2   Subcontracts and agreements with suppliers furnishing materials or equipment fabricated to a special design shall conform to the payment provisions of Sections 7.1.8 and 7.1.9 and shall not be awarded on the basis of cost plus a fee without the prior written consent of the Owner.

§ 2.3.2.3   The Construction Manager shall schedule and conduct meetings (no less frequently than bi-weekly after the commencement of construction) at which the Owner, Project Manager, Architect, Construction Manager and appropriate Subcontractors can discuss the status of the Work. The Construction Manager shall prepare and distribute meeting minutes within three (3) business days after each meeting.

§ 2.3.2.4   The Construction Manager shall provide monthly written reports to the Owner and Architect on the progress of the entire Work. The Construction Manager shall maintain a daily log containing a record of weather, Subcontractors working on the site, number of workers, Work accomplished, problems encountered and other similar relevant data as the Owner may reasonably require. The log shall be available to the Owner and Architect.

§ 2.3.2.5   The Construction Manager shall develop a system of cost control for the Work, including regular monitoring of actual costs for activities in progress and estimates for uncompleted tasks and proposed changes. The Construction Manager shall identify variances between actual and estimated costs and report the variances to the Owner and Architect at regular intervals.

§ 2.4 PROFESSIONAL SERVICES

Section 3.12.10 of A201™—1997 shall apply to both the Preconstruction and Construction Phases.

§ 2.5   HAZARDOUS MATERIALS

Section 10.3 of A201™—1997 shall apply to both the Preconstruction and Construction Phases.

ARTICLE 3   OWNER’S RESPONSIBILITIES

§ 3.1 INFORMATION AND SERVICES

§ 3.1.1   The Owner shall provide full information in a timely manner regarding the requirements of the Project, including a program which sets forth the Owner’s objectives, constraints and criteria, including space requirements and relationships, flexibility and expandability requirements, special equipment and systems, and site requirements.

§ 3.1.2   The Owner, upon written request from the Construction Manager, shall provide information regarding the fact that the Owner has the financial ability to complete the Work as more fully provided in Paragraph 2.2.1 of the General Conditions.

§ 3.1.3   The Owner and the Project Manager shall establish and update an overall budget for the Project, based on consultation with the Construction Manager and Architect, which shall include contingencies for changes in the Work and other costs which are the responsibility of the Owner.

§ 3.1.4 STRUCTURAL AND ENVIRONMENTAL TESTS, SURVEYS AND REPORTS

In the Preconstruction Phase, the Owner shall furnish the following with reasonable promptness and at the Owner’s expense. Except to the extent that the Construction Manager knows of any inaccuracy, the Construction Manager shall be entitled to rely upon the accuracy of any such information, reports, surveys, drawings and tests described in Sections 3.1.4.1 through 3.1.4.4 but shall exercise customary precautions relating to the performance of the Work.

§ 3.1.4.1   Reports, surveys, drawings and tests concerning the conditions of the site which are required by law.

§ 3.1.4.2   Surveys describing physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. The surveys and legal information shall include, as applicable, grades and lines of streets, alleys, pavements and adjoining property and structures; adjacent drainage; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and necessary data pertaining to existing buildings, other improvements and trees; and information concerning available utility services and lines, both public and private, above and below grade, including inverts and depths. All information on the survey shall be referenced to a project benchmark.

§ 3.1.4.3   The services of geotechnical engineers when such services are deemed reasonably necessary by the Construction Manager and the Owner. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground erosion and relativity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate professional recommendations.

§ 3.1.4.4   Structural, mechanical, chemical, air and water pollution tests, tests for hazardous materials, and other laboratory and environmental tests, inspections and reports which are required by law.

§ 3.1.4.5   The services of other consultants when such services are reasonably required by the scope of the Project and are requested by the Construction Manager.

§ 3.2 OWNER’S DESIGNATED REPRESENTATIVE

The Owner shall from time to time designate in writing a representative who shall have express authority to bind the Owner with respect to all matters requiring the Owner’s approval or authorization. The initial Owner’s representative is James Levin. This representative shall have the authority to make decisions on behalf of the Owner concerning estimates and schedules, construction budgets, and changes in the Work, and shall render such decisions promptly and furnish information expeditiously, so as to avoid unreasonable delay in the services or Work of the Construction Manager. This representative is not the Project Manager.

§ 3.3 ARCHITECT

The Owner has retained the Architect to provide architectural and engineering Services and coordination of other services provided by Owner’s other consultants. Such services shall be provided in accordance with time schedules agreed to in writing by the Owner, Architect and Construction Manager. Upon request of the Construction Manager, the Owner shall furnish to the Construction Manager a copy of the Owner’s Agreement with the Architect, from which compensation provisions may be deleted. The Owner has retained AdvanceTEC to provide certain design services with respect to the Project. The Owner and the Construction Manager acknowledge that the Construction Manager acknowledge that the Construction Manager shall engage AdvanceTEC as a subcontractor to provide certain construction services on behalf of the Construction Manager. Notwithstanding the agreement between AdvanceTEC and the Owner for design services, the Construction Manager shall be fully liable for all construction services performed by AdvanceTEC as a subcontractor to the Construction Manager.

§ 3.4 LEGAL REQUIREMENTS

The Owner shall determine and advise the Architect and Construction Manager of any special legal requirements relating specifically to the Project which differ from those generally applicable to construction in the jurisdiction of the Project. The Owner shall furnish such legal services as are necessary to provide the information and services required under Section 3.1.

ARTICLE 4   COMPENSATION AND PAYMENTS FOR PRECONSTRUCTION PHASE SERVICES

The Owner shall compensate and make payments to the Construction Manager for Preconstruction Phase services as follows:

§ 4.1 COMPENSATION

§ 4.1.1   For the services described in Sections 2.1 and 2.2, the Construction Manager’s compensation shall be calculated as follows:

See Exhibit G. In the event the Contract is terminated prior to issuance of the Notice to Proceed, the compensation set forth in Exhibit G for Preconstruction Services shall be the total amount payable by the Owner to the Construction Manager on account of Preconstruction Services (excepting payment for construction services authorized in writing prior to issuance of the Notice to Proceed). In the event the Notice to Proceed is issued, all amounts paid for Preconstruction Services shall be deemed to be part of the General Conditions Costs included in the Guaranteed Maximum Price.

(State basis of compensation, whether a stipulated sum, multiple of Direct Personnel Expense, actual cost, etc. Include a statement of reimbursable cost items as applicable.)

§ 4.1.2   Compensation for Preconstruction Phase Services shall be equitably adjusted  if the originally contemplated scope of services is significantly modified.

§ 4.2 PAYMENTS

§ 4.2.1   Payment of amounts not in dispute on account of Preconstruction Services are due and payable as set forth in Section 7.1.3 following presentation of the Construction Manager’s invoice, but each invoice shall not be greater than an amount which, when taken together with prior payments, bears the same ratio to the total amount payable on account of Preconstruction Services as the Preconstruction Services performed bears to the total anticipated required Preconstruction Services.

§ 4.2.2   Payments of amounts not in dispute are due and payable as set forth in Section 7.1.3. Amounts unpaid after the date on which payment is due (except disputed amounts) shall bear interest at the rate entered below, or in the absence thereof, at the legal rate prevailing from time to time at the place where the Project is located.

(Insert rate of interest agreed upon.)

Prime rate as announced from time to time by the Wall Street Journal plus one percent (1%).

(Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner’s and Contractor’s principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

ARTICLE 5   COMPENSATION FOR CONSTRUCTION PHASE SERVICES

The Owner shall compensate the Construction Manager for Construction Phase services as follows:

§ 5.1 COMPENSATION

§ 5.1.1   For the Construction Manager’s performance of the Work as described in Section 2.3, the Owner shall pay the Construction Manager in current funds the Contract Sum consisting of the Cost of the Work as defined in Article 7 and the Construction Manager’s Fee determined as follows:

See Exhibit G

(State a lump sum, percentage of actual Cost of the Work or other provision for determining the Construction Manager’s Fee, and explain how the Construction Manager’s Fee is to be adjusted for changes in the Work.)

§ 5.2 GUARANTEED MAXIMUM PRICE

§ 5.2.1   The sum of the Cost of the Work and the Construction Manager’s Fee are guaranteed by the Construction Manager not to exceed the amount provided in  Exhibit G. , subject to additions and deductions by changes in the Work as provided in the Contract Documents. Such maximum sum as adjusted by approved changes in the Work is referred to in the Contract Documents as the Guaranteed Maximum Price. Costs which would cause the Guaranteed Maximum Price to be exceeded shall be paid by the Construction Manager without reimbursement by the Owner. The cost of the Work portion of the Guaranteed Maximum Price will contain a line item entitled “Contingency”. It is understood that the Contingency line item is to cover costs and expenses of the Construction Manager incurred as a result of unforeseen or unanticipated events or circumstances; provided, however, any such cost or expense must otherwise be reimbursable as a Cost of the Work (other than General Conditions costs, for which Contingency may not be used). The Construction Manager may transfer amounts from the Contingency to other line items (other than Fee or General Conditions costs) without the prior written consent of the Owner as pricing becomes more certain and to cover cost overruns resulting from unanticipated conditions and events arising during construction to the extent the Construction Manager has provided the Owner with evidence that any such adjustments and increased costs are reasonably necessary.

At final completion of the Work, if there are any funds remaining in the Contingency line item, such funds shall be shared 75% to the Owner and 25% to the Construction Manager. The Construction Manager’s share of such funds shall be paid as part of final payment.

5.2.2   The Cost of the Work portion of the Guaranteed Maximum Price shall contain a line item entitled “AdvanceTEC”. This line item shall represent the guaranteed maximum price charged by AdvanceTEC to the Construction Manager for its portion of the Work. The terms and conditions of the subcontract between AdvanceTEC and the Construction Manager with respect to Fee, Cost of the Work reimbursement and participation in savings shall be approved in writing by the Owner, which approval shall not be unreasonably withheld. All savings which accrue under the AdvanceTEC subcontract shall accrue to the Owner and shall reduce the Guaranteed Maximum Price by the amount of such savings.

§ 5.3 CHANGES IN THE WORK

§ 5.3.1   Adjustments to the Guaranteed Maximum Price on account of changes in the Work may be determined by the applicable methods listed in Section 7.3.3 of A201™—1997.

§ 5.3.2   In calculating adjustments to subcontracts (except those awarded with the Owner’s prior consent on the basis of cost plus a fee), the terms “cost” and “fee” as used in Section 7.3.3.3 of A201™—1997 and the terms “costs”  as used in Section 7.3.6 of A201™—1997 shall have the meanings assigned to them in that document and shall not be modified by this Article 5. Adjustments to subcontracts awarded with the Owner’s prior written consent on the basis of cost plus a fee shall be calculated in accordance with the terms of those subcontracts. The Construction Manager hereby agrees that for changes in the Work performed by a subcontractor, (A) the payment to the subcontractor shall be equal to (i) the actual cost incurred in performing such changed work; (ii) a markup of 10% of such actual cost for overhead; and (iii) fee of 5% of actual cost. Notwithstanding the foregoing, the total amount payable to subcontractors of every tier on account of overhead and fee for a change to the Work shall not exceed Fifteen Percent (15%). In addition, the Construction Manager shall be entitled to Construction Manager’s Fee equal to the percentage stated in Exhibit G, based on the total amount payable to the subcontractor; provided, however, that the Construction Manager shall not be entitled to Construction Manager’s Fee on the first $500,000 of Change Orders. There shall be no reduction in Construction Manager’s Fee for deductive Change Orders.

§ 5.3.3   In calculating adjustments to the Contract, the terms “cost” and “costs” as used in the above-referenced provisions of A201™—1997 shall mean the Cost of the Work as defined in Article 6 of this Agreement.

ARTICLE 6   COST OF THE WORK FOR CONSTRUCTION PHASE

§ 6.1 COSTS TO BE REIMBURSED

§ 6.1.1   The term “Cost of the Work” shall mean costs necessarily incurred by the Construction Manager in the proper performance of the Work. Such costs shall be at rates not higher than those customarily paid at the place of the Project except with prior written consent of the Owner. The Cost of the Work shall include only the items set forth in this Article 6 and shall exclude those costs expressly excluded by this Article 6.

§ 6.1.2 LABOR COSTS

.1                Wages of construction workers directly employed by the Construction Manager to perform the construction of the Work at the site or, with the Owner’s agreement, at off-site workshops.

.2                Wages or salaries of the Construction Manager’s supervisory and administrative personnel listed on Exhibit F, at the hourly rates set forth in Exhibit F. Such hourly rates may be adjusted on an annual basis provided that no annual adjustment exceeds 103% of the prior year’s hourly rate

.3                Wages and salaries of the Construction Manager’s supervisory or administrative personnel engaged, at factories, workshops or on the road, in expediting the production or transportation of materials or equipment required for the Work, but only for that portion of their time required for the Work to the extent such personnel is listed in Exhibit F, at the hourly rates set forth in Exhibit F.

.4                Costs paid or incurred by the Construction Manager for taxes, insurance, contributions, assessments and benefits required by law or collective bargaining agreements, and, for personnel not covered by such agreements, customary benefits such as sick leave, medical and health benefits, holidays, vacations and pensions, provided that such costs are based on wages and salaries included in the Cost of the Work under Sections 6.1.2.1.

§ 6.1.3 SUBCONTRACT COSTS

Payments made by the Construction Manager to Subcontractors in accordance with the requirements of the subcontracts. The items of Work reimbursable as General Conditions costs listed in Exhibit G shall not be included in any trade subcontracts.

§ 6.1.4 COSTS OF MATERIALS AND EQUIPMENT INCORPORATED IN THE COMPLETED CONSTRUCTION

.1                Costs, including transportation, of materials and equipment incorporated or to be incorporated in the completed construction.

.2                Costs of materials described in the preceding Section 6.1.4.1 in excess of those actually installed but required to provide reasonable allowance for waste and for spoilage. Unused excess materials, if any, shall be handed over to the Owner at the completion of the Work or, at the Owner’s option, shall be sold by the Construction Manager; amounts realized, if any, from such sales shall be credited to the Owner as a deduction from the Cost of the Work.

§ 6.1.5 COSTS OF OTHER MATERIALS AND EQUIPMENT, TEMPORARY FACILITIES AND RELATED ITEMS

.1                Costs, including transportation, installation, maintenance, dismantling and removal of materials, supplies, temporary facilities, machinery, equipment, and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site and fully consumed in the performance of the Work; and cost less salvage value on such items if not fully consumed, whether sold to others or retained by the Construction Manager. Cost for items previously used by the Construction Manager shall mean fair market value.

.2                Rental charges for temporary facilities, machinery, equipment and hand tools not customarily owned by the construction workers, which are provided by the Construction Manager at the site, whether rented from the Construction Manager or others, and costs of transportation, installation, minor repairs and replacements, dismantling and removal thereof. Rates and quantities of equipment rented shall be subject to the Owner’s prior written approval.

.3                Costs of removal of debris from the site.

.4                Reproduction costs, costs of telegrams, facsimile transmissions, cell phones and long-distance telephone calls, postage and express delivery charges, telephone at the site and reasonable petty cash expenses of the site office.

.5                That portion of the reasonable travel and subsistence expenses of the Construction Manager’s personnel incurred while traveling in discharge of duties connected with the Work to the extent set forth on Exhibit G.

§ 6.1.6 MISCELLANEOUS COSTS

.1                That portion directly attributable to this Contract of premiums for insurance, deductibles and bonds to the extent set forth on Exhibit G.

If the Construction Manager wishes to self-insure any of the risks set forth herein, it shall first obtain the prior written approval of the Owner. Charges on account thereof shall be approved in writing in advance by the Owner and shall in no event be greater than the costs of a third-party insurance program.

.2                Sales, use or similar taxes imposed by a governmental authority which are related to the Work and for which the Construction Manager is liable.

.3                Fees and assessments for permits, licenses and inspections for which the Construction Manager is required by the Contract Documents to pay.

.4                Fees of testing laboratories for tests required by the Contract Documents, except those related to nonconforming Work other than that for which payment is permitted by Section 6.1.8.2.

.5                Royalties and license fees paid for the use of a particular design, process or product required by the Contract Documents; the cost of defending suits or claims for infringement of patent or other intellectual property rights arising from such requirement by the Contract Documents; payments made in accordance with legal judgments against the Construction Manager resulting from such suits or claims and payments of settlements made with the Owner’s prior written consent; provided, however, that such costs of legal defenses, judgment and settlements shall not be included in the calculation of the Construction Manager’s Fee or the Guaranteed Maximum Price and provided that such royalties, fees and costs are not excluded by the last sentence of Section 3.17.1 of A201™—1997 or other provisions of the Contract Documents.

.6                Deposits lost (including the failure to obtain a refund of a deposit) for causes other than the Construction Manager’s negligence or failure to fulfill a specific responsibility to the Owner set forth in this Agreement.

.7                Legal, mediation and arbitration costs, other than those arising from disputes between the Owner and Construction Manager, reasonably incurred by the Construction Manager in the performance of the Work and with the Owner’s written permission, which permission shall not be unreasonably withheld; provided, however, that reimbursement hereunder shall be limited to $25,000 in the aggregate.

§ 6.1.7 OTHER COSTS

.1                Other costs incurred in the performance of the Work if and to the extent approved in advance in writing by the Owner.

§ 6.1.8 EMERGENCIES AND REPAIRS TO DAMAGED OR NONCONFORMING WORK

The Cost of the Work shall also include costs described in Section 6.1.1which are incurred by the Construction Manager:

.1                In taking action to prevent threatened damage, injury or loss in case of an emergency affecting the safety of persons and property, as provided in Section 10.6 of A201™—1997.

.2                In repairing or correcting damaged or nonconforming Work executed by the Construction Manager or the Construction Manager’s Subcontractors or suppliers, provided that such damaged or nonconforming Work was not caused by the negligence or failure to fulfill a specific responsibility to the Owner set forth in this agreement of the Construction Manager or the Construction Manager’s foremen, engineers or superintendents, or other supervisory, administrative or managerial personnel of the Construction Manager, or the failure of the Construction Manager’s personnel to supervise adequately the Work of the Subcontractors or suppliers, and only to the extent that the cost of repair or correction is not recoverable by the Construction Manager from insurance, Subcontractors or suppliers.

§ 6.1.9   The costs described in Sections 6.1.1 through 6.1.8 shall be included in the Cost of the Work notwithstanding any provision of the General Conditions or other Conditions of the Contract which may require the Construction Manager to pay such costs, unless such costs are excluded by the provisions of Section 6.2.

6.1.10   Notwithstanding any other provision of this Contract to the contrary, the aggregate payment to the Construction Manager for the General Conditions items listed in Exhibit G shall not exceed the amount set forth in Exhibit G, except as otherwise provided herein with respect to Change Orders.

§ 6.2 COSTS NOT TO BE REIMBURSED

§ 6.2.1 The Cost of the Work shall not include:

.1                Salaries and other compensation of the Construction Manager’s personnel stationed at the Construction Manager’s principal office or offices other than the site office, except as specifically provided in Sections 6.1.2.2 and 6.1.2.3.

.2                Expenses of the Construction Manager’s principal office and offices other than the site office, except as specifically provided in Section 6.1.

.3                Overhead indirect, administrative and general expenses, except as may be expressly included in Section 6.1.

.4                The Construction Manager’s capital expenses, including interest on the Construction Manager’s capital employed for the Work.

.5                Rental costs of machinery and equipment, except as specifically provided in Section 6.1.5.2.

.6                Except as provided in Section 6.1.8.2, costs due to the negligence of the Construction Manager or to the failure of the Construction Manger to fulfill a specific responsibility to the Owner set forth in this Agreement.

.7                Costs incurred in the performance of Preconstruction Phase Services.

.8                Except as provided in Section 6.1.7.1, any cost not specifically and expressly described in Section 6.1.

.9                Costs which would cause the Guaranteed Maximum Price to be exceeded.

.10         Costs due to the negligence or wrongful act of the Contractor, any subcontractor, anyone directly or indirectly employed by any of them, or for those acts that any of them may be liable.

.11         Costs or expenses (including legal fees) relating to the bankruptcy of any subcontractor, unless approved in writing by the Owner, such approval not to be unreasonably withheld.

.12         The cost of all fines and penalties, included interest thereon, assessed against the Contractor by any federal or local governmental or quasi-governmental authorities.

.13         The cost of any liability, taxes, charges or contributions attributable to Contractor’s failure to make timely disbursements to its subcontractors.

.14         Costs incurred to discharge liens arising out of claims against the Project or the site, to the extent such liens are filled by the Contractor or its subcontractors; notwithstanding the foregoing, to the extent the reason for the lien is default by the Owner in making payments due and owing under the Contract Documents, the costs of discharging such liens shall be paid pursuant to Change Order; and

.15         Overtime for supervisory and/or administrative personnel of the Construction Manager.

§ 6.3 DISCOUNTS, REBATES AND REFUNDS

§ 6.3.1   Cash discounts obtained on payments made by the Construction Manager shall accrue to the Owner if (1) before making the payment, the Construction Manager included them in an Application for Payment and received payment therefor from the Owner, or (2) the Owner has deposited funds with the

Construction Manager with which to make payments; otherwise, cash discounts shall accrue to the Construction Manager. Trade discounts, rebates, refunds and amounts received from sales of surplus materials and equipment shall accrue to the Owner, and the Construction Manager shall make provisions so that they can be secured.

§ 6.3.2   Amounts which accrue to the Owner in accordance with the provisions of Section 6.3.1 shall be credited to the Owner as a deduction from the Cost of the Work.

§ 6.4 ACCOUNTING RECORDS

§ 6.4.1   The Construction Manager shall keep full and detailed accounts and exercise such controls as may be necessary for proper financial management under this Contract; the accounting and control systems shall be satisfactory to the Owner. The Owner and the Owner’s accountants shall be afforded full access to the Construction Manager’s records, books, correspondence, instructions, drawings, receipts, subcontracts, purchase orders, vouchers, memoranda and other data relating to this Project on an “open book” basis, and the Construction Manager shall preserve these for a period of five (5) years after final payment, or for such longer period as may be required by law after final payment, or for such longer period as may be required by law. Subcontractors shall have the same obligations to maintain books and records and to permit audits, except with respect to subcontracted work performed on a lump sum basis, the subcontractor shall only be required to maintain the make available such books and records as are specifically required by applicable laws and/or the terms of the Contract Documents.

If any inspection of the Contractor’s or any subcontractor’s books and records or other documents reveals an overcharge, the Contractor shall pay to the Owner or, at the Owner’s election, the Owner may reimburse itself by taking a credit against future payments due to the Contractor, an amount equal to the overage. If one or more overcharges is equal to or greater than Fifty Thousand Dollars ($50,000) in the aggregate, the Contractor shall also pay all administrative and auditing expenses incurred by the Owner in determining the existence and amount of the overcharge, not to exceed Twenty Five Thousand Dollars ($25,000).

ARTICLE 7   CONSTRUCTION PHASE

§ 7.1 PROGRESS PAYMENTS

§ 7.1.1   Based upon Applications for Payment submitted to the Architect and Project Manager by the Construction Manager and approved by the Owner and the Project Manager, the Owner shall make progress payments on account of the Contract Sum to the Construction Manager as provided below and elsewhere in the Contract Documents.

§ 7.1.2   The period covered by each Application for Payment shall be one calendar month ending on the last day of the month, or as follows:

On or before the 25th calendar day of each month (or in the event such day is a holiday or weekend day, the preceding business day) the Owner, the Project Manager and the Construction Manager shall meet to review a preliminary draft of such Application for Payment (a “Pencil Draw”), prepared by the Construction Manager. Within three (3) days after the meeting described in the previous sentence, the Construction Manager shall (a) revise the Pencil Draw in accordance with any objection or recommendations of either Owner, or Project Manager that is consistent with the requirements for the Contract Documents, and (b) re-submit the revised Pencil Draw to the Owner and the Project Manager as the final Application for Payment. Such Pencil Draw and subsequent Application for Payment shall include a projection of the Cost of the Work through the then-current month.

§ 7.1.3   Provided an Application for Payment is received by the Owner and Project Manager not later than the last business day of a month, the Owner shall make payment to the Construction Manager not later than the 30th day of the following month. If an Application for Payment is received by the Owner and Project Manager after the application date fixed above, payment shall be made by the Owner not later than the next scheduled progress payment, as described in the previous sentence. The Construction Manager shall make payment to its subcontractors within seven (7) business days after receipt of payment from the Owner. If the Owner becomes aware that any subcontractor is not being paid as required, the Owner may elect to issue joint checks, payable to the Construction Manager and such subcontractor for future payments due such subcontractor. In the event the Owner elects to issue joint checks as described above, the Owner shall not be required to pay Construction Manager’s Fee on account of the amount set forth in such joint check(s), and the Guaranteed Maximum Price shall be reduced by amount equal to three percent (3%) of the aggregate amount of joint checks issued.

§ 7.1.4   With each Application for Payment, the Construction Manager shall submit payrolls, petty cash accounts, receipted invoices or invoices with check vouchers attached and any other evidence required by the Owner or Architect to demonstrate that cash disbursements already made by the Construction Manager on account of the Cost of the Work equal or exceed (1) progress payments already received by the Construction Manager; less (2) that portion of those payments attributable to the Construction Manager’s Fee; plus (3) payrolls for the period covered by the present Application for Payment. With each Application for Payment, the Construction Manager shall submit (i) its Waiver and Release of Liens and Claims, in the forms set forth in Exhibit H hereto, covering all Work performed through the date of the current Application for Payment, and conditioned only on payment; and (ii) Waivers and Releases of Liens and Claims from each subcontractor and supplier in the forms set forth in Exhibit H, covering all Work performed through the date of the prior month’s Application for Payment. See section 9.3.3.1 of the General Conditions with respect reimbursement for bonding off liens.

§ 7.1.5   Each Application for Payment shall be based upon the most recent schedule of values submitted by the Construction Manager in accordance with the Contract Documents. The schedule of values shall allocate the entire Guaranteed Maximum Price among the various portions of the Work, except that the Construction Manager’s Fee, the General Conditions costs and the Contingency shall be shown as separate line items,. The schedule of values shall be prepared in such form and supported by such data to substantiate its accuracy as the Owner and Project Manager may require. This schedule, unless objected to by the Owner, shall be used as a basis for reviewing the Construction Manager’s Applications for Payment.

§ 7.1.6   Applications for Payment shall show the percentage completion of each portion of the Work as of the end of the period covered by the Application for Payment. The percentage completion shall be the lesser of (1) the percentage of that portion of the Work which has actually been completed or (2) the percentage obtained by dividing (a) the expense which has actually been incurred by the Construction Manager on account of that portion of the Work for which the Construction Manager has made or intends to make actual payment prior to the next Application for Payment by (b) the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values.

§ 7.1.7   Subject to other provisions of the Contract Documents, the amount of each progress payment shall be computed as follows:

.1                Take that portion of the Guaranteed Maximum Price properly allocable to completed Work as determined by multiplying the percentage completion of each portion of the Work by the share of the Guaranteed Maximum Price allocated to that portion of the Work in the schedule of values. Pending final determination of cost to the Owner of changes in the Work, amounts not in dispute may be included as provided in Section 7.3.7 of the General Conditions, even though the Guaranteed Maximum Price has not yet been adjusted by Change Order.

.2                Add that portion of the Guaranteed Maximum Price properly allocable to materials and equipment delivered and suitably stored at the site for subsequent incorporation in the Work or, if approved in advance by the Owner, suitably stored off the site at a location agreed upon in writing.

.3                Add the Construction Manager’s Fee, ten percent (10%). The Construction Manager’s Fee shall be computed upon the Cost of the Work described in the two preceding Sections at the rate stated in Section 5.1.1 or, if the Construction Manager’s Fee is stated as a fixed sum in that

Section, shall be an amount which bears the same ratio to that fixed-sum Fee as the Cost of the Work in the two preceding Sections bears to a reasonable estimate of the probable Cost of the Work upon its completion. Notwithstanding the foregoing, when the Work is 50% complete, no further retainage shall be withheld on the Construction Manager’s Fee or the general conditions cost portion of the Cost of the Work.

.4                Subtract the aggregate of previous payments made by the Owner.

.5                Subtract the shortfall, if any, indicated by the Construction Manager in the documentation required by Section 7.1.4 to substantiate prior Applications for Payment, or resulting from errors subsequently discovered by the Owner’s accountants in such documentation.

.6                Subtract amounts, if any, for which the Owner or the Project Manager has determined should be withheld as provided in Section 9.5 of A201™—1997.

§ 7.1.8   Except with the Owner’s prior written approval, payments to Subcontractors and payments on account of other items of Cost of the Work shall be subject to retention of ten percent (10%) until the Work is fifty percent (50%) complete, after which no further retainage shall be withheld. Notwithstanding the foregoing, if at any time the Owner reasonably believes that the Work is not progressing satisfactorily, the Owner retains the right to reinstate the above-mentioned retainage in whole or in part. Retainage withheld shall be paid as part of the Application for Payment immediately following Substantial Completion of the Work, less 200% of the value of punch list items and other items of incomplete work. The Owner and the Construction Manager shall agree upon a mutually acceptable procedure for review and approval of payments and retention for subcontracts in writing. If a subcontractor has completed its portion of the Work (including all punch list items) pursuant to any given subcontract, the Construction Manager may request the Owner to disburse the retainage being held by the Owner in respect of such Subcontractor, after delivering to the Owner any necessary consent to such disbursement from any sureties in form reasonably satisfactory to the Owner. If the Owner is reasonably satisfied the Subcontractor’s work has been completed in accordance with the Contract Documents and the Owner has received satisfactory final waivers of liens and claims with respect to the Subcontractor’s work, the Owner shall disburse said retainage. Regardless of whether the Owner has disbursed said retainage to any Subcontractor, the warranty period referred to in the General Conditions or the other Contract Documents shall not begin with respect to the portion of the Work performed by such Subcontractor until the Date of Substantial Completion of the Work..

§ 7.1.9   Except with the Owner’s prior written approval, the Construction Manager shall not make advance payments to suppliers for materials or equipment which have not been delivered and stored at the site, unless Owner is reasonably satisfied that the materials or equipment have been procured and are suitably and safely stored, insured and protected so as adequately to protect Owner’s title thereto and/or interest therein.

§ 7.2 FINAL PAYMENT

§ 7.2.1   Final payment shall be made by the Owner to the Construction Manager when (1) the Contract has been fully performed by the Construction Manager except for the Construction Manager’s responsibility to correct nonconforming Work, as provided in Section 12.2.2 of A201™—1997, and to satisfy other requirements, if any, which necessarily survive final payment; (2) a final Application for Payment and a final accounting for the Cost of the Work have been submitted by the Construction Manager and reviewed by the Owner’s accountants; (3) the Owner and the Project Manager have approved the final Application for Payment; and (4) final waivers and releases of liens and claims from the Construction Manager and all subcontractors and suppliers (contingent only upon final payment) have been received by the Owner; such final payment shall be made by the Owner not more than 30 days after the issuance of the Architect’s final Certificate for Payment, or as follows:

§ 7.2.2   The amount of the final payment shall be calculated as follows:

.1                Take the sum of the Cost of the Work substantiated by the Construction Manager’s final accounting and the Construction Manager’s Fee, but not more than the Guaranteed Maximum Price.

.2                Subtract amounts, if any, for which the Owner or Project Manager withholds, in whole or in part, funds from the Application for Payment pursuant to the provisions of the Contract Documents.

.3                Subtract the aggregate of previous payments made by the Owner.

If the aggregate of previous payments made by the Owner exceeds the amount due the Construction Manager, the Construction Manager shall reimburse the difference to the Owner.

§ 7.2.3   The Owner’s accountants will review and report in writing on the Construction Manager’s final accounting within thirty (30) days after delivery of the final accounting to the Owner and the Project manager by the Construction Manager. Based upon such Cost of the Work as the Owner’s accountants report to be substantiated by the Construction Manager’s final accounting, and provided the other conditions of Section 7.2.1 and other conditions in the Contract Documents relating to final payment have been met, the Owner will, within seven (7) days after receipt of the written report of the Owner’s accountants, notify the Construction Manager of the amount the Owner believes to be due as final payment.. The time periods stated in this Section 7.2 supersede those stated in Subparagraph 9.4.1 of A201™—1997.

§ 7.2.4   If the Owner’s accountants report the Cost of the Work as substantiated by the Construction Manager’s final accounting to be less than claimed by the Construction Manager, the Construction Manager shall be entitled to proceed in accordance with Article 9. Unless agreed to otherwise, a demand for arbitration of the disputed amount shall be made by the Construction Manager within 60 days after the Construction Manager’s receipt of a copy of the Owner’s notice described in Paragraph 7.2.3 above. Failure to make such demand within this 60-day period shall result in the substantiated amount reported by the Owner’s accountants becoming binding on the Construction Manager. Pending a final resolution of the disputed amount, the Owner shall pay the Construction Manager the amount certified in the Architect’s final Certificate for Payment.

ARTICLE 8   INSURANCE AND BONDS

§ 8.1 INSURANCE REQUIRED OF THE CONSTRUCTION MANAGER

During both phases of the Project, the Construction Manager shall purchase and maintain insurance as set forth in Exhibit I attached hereto.

§ 8.3 PERFORMANCE BOND AND PAYMENT BOND

§ 8.3.1   The Construction Manager shall furnish bonds covering the faithful performance of the Contract and payment of obligations thereunder within the earlier to occur of (a) thirty (30) days after establishment of the Guaranteed Maximum Price or (b) three (3) days prior to commencement of construction work at the site. Each bond shall be in an amount equal to the Construction Manager’s Fee and General Conditions portion of the Guaranteed Maximum Price, shall be issued by sureties reasonably acceptable to the Owner, shall name the Owner and the Owner’s lender as dual obliges and shall be on forms reasonably acceptable to the Owner. In addition, the Construction Manager shall require each subcontractor having a subcontract with a value in excess of $100,000 to furnish payment and performance bonds, each in the amount of such subcontractor’s contract amount, and naming the Construction Manager and the Owner as dual obliges.

ARTICLE 9   MISCELLANEOUS PROVISIONS

§ 9.1 DISPUTE RESOLUTION FOR THE PRECONSTRUCTION PHASE

§ 9.1.1   Any claim, dispute, or other matter in question arising out of or related to this Agreement or breach thereof shall be determined in accordance with Article 4 of the General Conditions.

§ 9.2 DISPUTE RESOLUTION FOR THE CONSTRUCTION PHASE

§ 9.2.1   Any claim, dispute or other matter in question arising out of or related to this Agreement or breach thereof shall be settled in accordance with Article 4 of the General Conditions.

§ 9.3 OTHER PROVISIONS

§ 9.3.1   Unless otherwise noted, the terms used in this Agreement shall have the same meaning as set forth in the General Conditions.

§ 9.3.2 EXTENT OF CONTRACT

This Contract, which includes this Agreement and the other documents incorporated herein by reference, represents the entire and integrated agreement between the Owner and the Construction Manager and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both the Owner and Construction Manager. If anything in any document incorporated into this Agreement is inconsistent with this Agreement, this Agreement shall govern.

§ 9.3.3 OWNERSHIP AND USE OF DOCUMENTS

The Drawings, Specifications and other documents prepared by the Architect, and copies thereof furnished to the Construction Manager, are for use solely with respect to this Project. They are not to be used by the Construction Manager, Subcontractors, Sub-subcontractors or suppliers on other projects, or for additions to this Project outside the scope of the Work, without the specific written consent of the Owner and Architect. the Construction Manager, Subcontractors, Sub-subcontrators and suppliers are granted a limited license to use and reproduce applicable portions of the Drawings, Specifications and other documents prepared by the Architect appropriate to and for use in the execution of their Work under the Contract Documents.

§ 9.3.4 GOVERNING LAW

The Contract shall be governed by the law of the State of Maryland, without giving effect to principles of conflicts of laws thereof. The Construction Manager hereby consents to jurisdiction over its person by any court sitting in the State of Maryland, and hereby waives any objection of forum non conveniens and any similar objection to venue in the State of Maryland.

§ 9.3.5 ASSIGNMENT

The Owner and Construction Manager respectively bind themselves, their partners, successors, assigns and legal representatives to the other party hereto and to partners, successors, assigns and legal representatives of such other party in respect to covenants, agreements and obligations contained in the Contract Documents. Except as provided in Section 13.2.2 of A201™—1997, neither party to the Contract shall assign the Contract as a whole without written consent of the other. If either party attempts to make such an assignment without such consent, that party shall nevertheless remain legally responsible for all obligations under the Contract.

Nothing contained in this Contract shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or the Construction Manager.

If the Owner requests the Construction Manager to execute certificates, the proposed language of such certificates shall be submitted to the Construction Manager for its review at least seven (7) days prior to the requested dates of execution. The Construction Manager shall promptly execute such certificates as to matters that are within the scope of its knowledge, with reasonable and appropriate qualifiers as necessary. The Construction Manager shall not be required to execute certificates that would require knowledge, services or responsibilities beyond the scope of this Contract.

ARTICLE 10   TERMINATION OR SUSPENSION

§ 10.1 NOT USED

§ 10.2 TERMINATION SUBSEQUENT TO ESTABLISHING GUARANTEED MAXIMUM PRICE

This Contract may be terminated as provided in Article 14 of the General Conditions.

§ 10.3 SUSPENSION

The Work may be suspended by the Owner as provided in Article 14 of A201™—1997; in such case, the Guaranteed Maximum Price, if established, shall be increased as provided in Section 14.3.2 of A201™—1997 except that the term “cost of performance of the Contract” in that Section shall be understood to mean the Cost of the Work and the term “profit” shall be understood to mean the Construction Manager’s Fee as described in Sections 5.1.1 and 5.3.4 of this Agreement.

ARTICLE 11   OTHER CONDITIONS AND SERVICES

§ 11.1   The following Exhibits are incorporated by reference to this Agreement:

Exhibit A	Scope of Work
Exhibit B	NOT USEDExhibit C Responsibility Matrix
Exhibit D	Scope of Authority of Project Manager
Exhibit E	Project Schedule
Exhibit F	Key Personnel and Hourly Rates
Exhibit G	GMP, including General Conditions Items and Costs, Fee and Contingency
Exhibit H	Forms of Partial and Final Waivers of Liens and Claims
Exhibit I	Insurance Requirements
Exhibit J	Other Requirements
Exhibit K	General Conditions
Exhibit L	Form of Construction Manager’s Subcontract and Purchase Order.

§ 11.2   Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable laws. If, however, any provision of this Agreement, or portion thereof, is prohibited by law or found invalid under any law, such provision or portion thereof, only shall be ineffective without in any manner invalidating or affecting the remaining provisions of this Agreement or the valid portion of such provision, which provisions are deemed severable.

§ 11.3   The waiver by one party of any breach of this Agreement or the failure of one party to enforce at any time, or for any period of time, any provision hereof, shall be limited to the particular waiver or non-enforcement, and shall not operate or be deemed to waive any future breach of this Agreement or be construed to be a waiver of any other provision of this Agreement.

§ 11.4   Each party hereto agrees to do all acts and things and to make, execute and deliver such written instruments as from time to time are reasonably required to carry out the terms and intent of this Agreement. The Contractor shall, and cause all of its subcontractors to, fully cooperate with the Owner and comply with all requests by the Owner for reports, certificates, statements and further services which are not inconsistent with the terms and conditions of this Agreement.

§ 11.5   The Contract hereby warrants and represents that the Contractor shall not knowingly or negligently communicate or disclose at any time to any person or entity any information in connection with the Project, except (i) with the Owner’s prior written consent, (ii) as necessary to perform the Work, provided the Owner receives prior notice of such necessity, or (iii) as may be required by law. Any authorized communication or disclosure shall be limited strictly to the extent of such authorization. If any person or entity seeks from the Contract any information concerning the Project, the Contractor shall promptly notify the Owner. All information, records and documents furnished by the Owner in connection with the Project are hereby considered privileged and confidential. The Contractor shall cause any subcontractors or any other person or entity performing any portion of the Work to warrant and represent the items set forth in this Paragraph 4. The representations and warranties contained herein shall survive the complete performance of the Work or earlier termination of the Agreement.

§ 11.6   The Owner and the Contractor, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. The Contractor shall not assign this Agreement without the written consent of the Owner. The Contractor under this Agreement may not assign any monies due to the Contractor under this Agreement.

§ 11.7   The Contractor agrees that it will include the terms of the Agreement and the other Contract Documents in its subcontracts and other agreements with persons or entities performing work on behalf of the Contractor for the Project (other than financial and business terms unrelated to such parties’ work).

§ 11.8   The Owner shall have the right to assign this Agreement to any affiliated entities or its Lender, effective as of the date of a written notice provided by the Owner. The Owner shall have the right to assign this Agreement to any other parties with the prior written consent of the Contractor, which shall not be withheld so long as such assignee agrees to remain responsible to fulfill the terms and conditions of this Agreement, including the financial obligations. In the event of an assignment to an affiliate or any other party, in the event that the Contractor reasonably believes, after receipt of reasonable evidence, that the assignee is unable to fulfill the Owner’s financial obligations hereunder, the Owner shall agree to remain contingently liable for the Owner’s financial obligations hereunder.

§ 11.9   The Contractor agrees that all services rendered in connection with the Project prior to the date of this Agreement and hereby deemed part of the Work under this Agreement and shall be governed hereby. The Contractor further represents and warrants to the Owner that the Contractor is not aware of any claims that the Contractor may have in connection with the Project as of the date of this Agreement including, without limitation, any claim for an adjustment in compensation and the Contractor hereby waives and forfeits all right to any such claim of which the Contractor should have knowledge.

§ 11.10   All notices given under this Agreement shall be in writing and shall be deemed properly served if delivered in person to the individual to whom it is addressed, or transmitted by fax with confirmation of receipt, or two (2) business days after deposit in the United States mail, if sent postage prepaid by United States registered or certified mail, return receipt requested. All notices shall be sent to the persons and addresses on the first page of the Agreement, or to such other address or addressee as any party entitled to receive notice hereunder shall designate to all other parties in the manner provided here for the service of notice.

This Agreement entered into as of the day and year first written above.

OWNER	CONSTRUCTION MANAGER
/s/ JAMES LEVIN	/s/ CHRISTIAN E. JAHRLING
(Signature)	(Signature)
UNITED THERAPEUTICS CORPORATION	TURNER CONSTRUCTION COMPANY
(Printed name and title)	(Printed name and title)
March 16, 2005	March 14, 2005
Date	Date
/s/ PETER GONZE	/s/ JENNIFER NOAH
ATTEST	ATTEST